Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2026, relating to the financial statements of Enchanted Rock Holdings, LLC appearing in Registration Statement No. 333-295965 on Form S-1 of ERock, Inc.

/s/ Deloitte & Touche LLP

Houston, Texas

June 11, 2026